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                                                                   EXHIBIT 10.28





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                               FIRST AMENDMENT TO
                            THE AMENDED AND RESTATED
                             HARBINGER CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

         THIS FIRST AMENDMENT (this "Amendment") to the Amended and Restated Harbinger Corporation Employee Stock Purchase Plan (the "Plan"), which Plan was amended and restated as of January 1, 1997, amends and modifies the Plan pursuant to the right reserved in Section 16 as follows:

         1.      Section 16 of the Plan is hereby deleted and the following new
Section 16 is inserted in lieu thereof:

                 "16.     AMENDMENT AND TERMINATION.

                          The Committee may terminate or amend the Plan at any
                 time; provided, however, that no termination or amendment of the Plan shall change or affect Purchase Rights previously granted under the Plan without the consent of the affected Participant. If not sooner terminated by the Committee, the Plan shall terminate at the time Purchase Rights have been exercised with respect to all shares of Common Stock reserved for grant under the Plan."

         2. The following new subsection (c) is inserted in Section 3 immediately following subsection (b) thereof:

                          "(c)    Subject to committee approval, any employees
                 of a company or other entity which is acquired directly or indirectly by the Company (whether by merger, consolidation, stock purchase or otherwise) and becomes a subsidiary of the Company (as such term is defined in Code Section 424(f)) may, for purposes of determining eligibility to participate in the Plan, be granted past service credit for employment with such company or entity."

         3. Section 5 is amended by adding the following sentences at the end thereof:

                 "Notwithstanding the above, and subject to committee approval, the Plan Administrator may provide for a special election period for participation in the Plan following the acquisition of a company or other entity directly or indirectly by the Company (whether by merger, consolidation, stock purchase or otherwise) which results in such company or entity becoming a subsidiary of the Company (as such term is defined in Code
                 Section 424(f)). Subject to committee approval, all employees of the Company and its subsidiaries shall be eligible to participate in such special election period."

         4. Subsection (b) of Section 9 is amended by deleting the phrase "(other than a Section 16(b) Insider)" therefrom.

         5. Subsection (c) of Section 9 is amended by adding the phrase "To the extent, if any, required by Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules, regulations, decisions and no action positions thereunder, " at the beginning thereof.

         6.      The effective date of this Amendment shall be January 1, 1997.

         7. Except as specifically amended above, the Plan shall remain unchanged and, as amended herein, shall continue in full force and effect.



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         IN WITNESS WHEREOF, the Compensation Committee of the Board of
Directors of Harbinger Corporation has caused this Amendment to be executed as of the 1st day of January, 1997.
                                                   HARBINGER CORPORATION
                                                   COMPENSATION COMMITTEE



                                                   By: /s/ Stuart Bell
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